Exhibit 10.3

PORTIONS OF THIS EXHIBIT MARKED BY [**REDACTED**] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION

INSAT ST2 / Ku / DTH / 01 / 2012	Amendment No. 1	Proprietary

Agreement No. INSAT-ST2 / Ku / DTH / 01 / 2012

Dated April 19, 2012

Amendment No. 1 dated June 19, 2013

(Allocation of additional 2X54 MHz on INSAT- ST2 system)

Whereas DOS entered into an Agreement no.lNSAT-ST2 / Ku / DTH / 01 / 2012 dated April 19, 2012 with Bharat Business Channel Limited for the lease of 8x54 MHz of Ku band space segment on INSAT-ST2 system for meeting its Direct-to-Home (DTH) requirements.

AND whereas the Customer has been allocated additional 2x54 MHz of Ku- band capacity on INSAT-ST2system vide DOS letter no. SCNP/F.631/13/13 dated June 19, 2013. Accordingly, both the parties in considerations of their mutual covenants in the original Agreement dated April 19, 2012 have now agreed to amend the Agreement with effect from June 19, 2013 as under;

1.	Replace Article 1. Definitions “Commencement Date of Service” in the agreement with - “Commencement date of Service means, subject to Article 2, shall be March 01, 2012 in respect to the Capacity for six (6) ST-2 Transponders - K6A, K7A, K8A, K9A, K8B and K9B; shall be 19th April 2012 (the date of frequency allocation) in respect of ST-2 Transponders - K6B and K7B; shall be 1st July 2013 in respect of ST-2 Transponders - K5A and K5B.”

2.	Insert in Article 14. Antrix-SingTel Agreement - Acknowledgement of Customer (a), Line 3 after - “...under an Agreement dated April 18, 2012; ‘read with Supplement Agreement (Amendment 1) dated June 19, 2013 only for the...."

3.	Replace Exhibit A, System Characteristics of the agreement with –

ST-2 Txps.	Uplink Freq (GHz)	DnlinkFreq (GHz)	Polarization Uplink/Downlink
K5A	[**Redacted**]	[**Redacted**]	[**Redacted**]
K6A	[**Redacted**]	[**Redacted**]	[**Redacted**]
K7A	[**Redacted**]	[**Redacted**]	[**Redacted**]
K8A	[**Redacted**]	[**Redacted**]	[**Redacted**]
K9A	[**Redacted**]	[**Redacted**]	[**Redacted**]
K5B	[**Redacted**]	[**Redacted**]	[**Redacted**]
K6B	[**Redacted**]	[**Redacted**]	[**Redacted**]
K7B	[**Redacted**]	[**Redacted**]	[**Redacted**]
K8B	[**Redacted**]	[**Redacted**]	[**Redacted**]
K9B	[**Redacted**]	[**Redacted**]	[**Redacted**]

INSAT ST2 / Ku / DTH / 01 / 2012	Amendment No. 1	Proprietary

[**Redacted**]

4.	Insert in Exhibit B, Payment Schedule in Preamble of the agreement with - “The Monthly Recurring Charges payable for 10 transponders of 54 MHz each is USD 1,791,667 per month (USD One million seven ninety one thousand six hundred and sixty seven only)."

5.	Replace in Exhibit B, Payment Schedule, Terms 1 of the agreement with - “Upon signing the contract, read with Amendment no. 1 to the agreement, CUSTOMER will require to deposit with DOS a refundable interest free caution deposit of INR 31.18 Cr (25% of annual provision rate payments (assuming INR-$ exchange rate as 58)) which shall be returned..."

6.	All other terms and conditions remain unchanged.

For and On behalf of	For and On behalf of
DEPARTMENT OF SPACE	CUSTOMER

/s/ N. Prahlad Rao
Authorised signatory	Authorised signatory
Date 9.7.13	Date